As filed with the Securities and Exchange Commission on June 20, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CALLIDUS SOFTWARE INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	77-0438629
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

4140 Dublin Boulevard, Suite 400
Dublin, CA 94568

(Address of Principal Executive Offices)  (Zip Code)

2013 Stock Incentive Plan

(Full Title of the Plan)

Leslie J. Stretch

President and Chief Executive Officer

Callidus Software Inc.
4140 Dublin Boulevard, Suite 400
Dublin, CA 94568

(Name and Address of Agent For Service)

(925) 251-2200

(Telephone Number, including area code, of agent for service)

Copies to:

Matthew P. Quilter, Esq.

Horace L. Nash, Esq.

Fenwick & West LLP

Silicon Valley Center

801 California Street

Mountain View, California 94041

(650) 988-8500

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, par value $0.001 per share, to be issued under the 2013 Stock Incentive Plan	4,700,000	$22.40	(2)	$105,280,000	(2)	$12,201.95	(2)
TOTAL	4,700,000	N/A		$105,280,000		$12,201.95

(1)             Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (“Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration that results in an increase in the number of the outstanding shares of the Registrant’s Common Stock.

(2)             Estimated in accordance with Rules 457(c) and (h) solely for the purpose of calculating the registration fee based on the average of the high and low prices of the Registrant’s Common Stock as reported on The Nasdaq Stock Market on June 19, 2017.

REGISTRATION OF ADDITIONAL SHARES

PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, Callidus Software Inc. (“Registrant”) is filing this Registration Statement with the SEC to register 4,700,000 additional shares of Common Stock under the Registrant’s 2013 Stock Incentive Plan.  This Registration Statement hereby incorporates by reference the contents of the Registrant’s registration statements on Form S-8 filed with the Securities and Exchange Commission (“Commission”) on June 18, 2013 (Registration No. 333-189416) and July 1, 2015 (Registration No. 333-205389).  In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.

PART II

Information Required in the Registration Statement

Item 3.         Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

(a)         the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed with the Commission on February 27, 2017 pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), together with Amendment No. 1 to such Form 10-K filed with the Commission on March 2, 2017;

(b)         the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2016 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 27, 2017;

(c)          the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, filed with the Commission on May 5, 2017;

(d)         the Registrant’s current reports on Form 8-K filed with the Commission on January 18, 2017 and June 16, 2017 (excluding any portions thereof that are not deemed “filed” pursuant to the instructions to Form 8-K);

(e)          all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above; and

(f)           the description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A (Registration No. 000-50463) filed with the Commission on November 10, 2003, including any amendments or reports filed for the purpose of updating such description.

All reports and definitive proxy or information statements filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents, except as to documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission.  Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 8.         Exhibits.

Exhibit
Number	Description

4.1

Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-109059) filed with the Commission on September 23, 2003, and declared effective on November 19, 2003)

4.2	Second Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Registrant’s Form 10-Q filed with the Commission on November 5, 2010)

Exhibit
Number	Description

4.3

Specimen Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-109059) filed with the Commission on September 23, 2003, and declared effective on November 19, 2003)

4.4	2013 Stock Incentive Plan (incorporated by reference to Appendix B of the Registrant’s Proxy Statement filed with the Commission on April 27, 2017)

4.5

Forms of Restricted Stock Unit Agreement and Stock Option Agreement (incorporated by reference to Exhibit 99.1 to the Registrant’s Form S-8 (File No. 333-189416) filed with the Commission on June 18, 2013 and Exhibit 4.5 to the Registrant’s Form S-8 (File No. 333-205389) filed with the Commission on July 1, 2015)

#5.1	Opinion of Fenwick & West LLP

#23.1	Consent of KPMG LLP, independent registered public accounting firm

#23.2	Consent of Fenwick & West LLP (included in Exhibit 5.1)

#24.1	Power of Attorney (included on the signature page of this Registration Statement)

# Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, State of California, on this 20th day of June, 2017.

Callidus Software Inc.

By:	/s/ Roxanne Oulman
Roxanne Oulman
Executive Vice President, Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of Callidus Software Inc., a Delaware corporation, do hereby constitute and appoint Leslie J. Stretch, President, Chief Executive Officer and Director and Roxanne Oulman, Executive Vice President, Chief Financial Officer, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments that said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act and any rules or regulations or requirements of the Commission in connection with this Registration Statement.  Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Leslie J. Stretch	President, Chief Executive Officer and Director	June 20, 2017
Leslie J. Stretch	(Principal Executive Officer)

/s/ Roxanne Oulman	Executive Vice President, Chief Financial Officer	June 20, 2017
Roxanne Oulman	(Principal Financial Officer and Principal Accounting Officer)

/s/ Charles M. Boesenberg	Chairman of the Board of Directors	June 20, 2017
Charles M. Boesenberg

/s/ Mark A. Culhane	Director	June 20, 2017
Mark A. Culhane

/s/ Kevin M. Klausmeyer	Director	June 20, 2017
Kevin M. Klausmeyer

/s/ Nina L. Richardson	Director	June 20, 2017
Nina L. Richardson

/s/ Murray D. Rode	Director	June 20, 2017
Murray D. Rode

/s/ James D. White	Director	June 20, 2017
James D. White

EXHIBIT INDEX

Exhibit
Number	Description

4.1

Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-109059) filed with the Commission on September 23, 2003, and declared effective on November 19, 2003)

4.2	Second Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Registrant’s Form 10-Q filed with the Commission on November 5, 2010)

4.3

Specimen Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-109059) filed with the Commission on September 23, 2003, and declared effective on November 19, 2003)

4.4	2013 Stock Incentive Plan (incorporated by reference to Appendix B of the Registrant’s Schedule 14A Proxy Statement filed with the Commission on April 27, 2017)

4.5

Forms of Restricted Stock Unit Agreement and Stock Option Agreement (incorporated by reference to Exhibit 99.1 to the Registrant’s Form S-8 (File No. 333-189416) filed with the Commission on June 18, 2013 and Exhibit 4.5 to the Registrant’s Form S-8 (File No. 333-205389) filed with the Commission on July 1, 2015)

#5.1	Opinion of Fenwick & West LLP

#23.1	Consent of KPMG LLP, independent registered public accounting firm

#23.2	Consent of Fenwick & West LLP (included in Exhibit 5.1)

#24.1	Power of Attorney (included on the signature page of this Registration Statement)

# Filed herewith